UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
⌧ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

MORGAN STANLEY CHINA A SHARE FUND, INC. MORGAN STANLEY EMERGING MARKETS DEBT FUND, INC. MORGAN STANLEY EMERGING MARKETS DOMESTIC DEBT FUND, INC. MORGAN STANLEY INDIA INVESTMENT FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MORGAN STANLEY CHINA A SHARE FUND, INC.
MORGAN STANLEY EMERGING MARKETS DEBT FUND, INC.
MORGAN STANLEY EMERGING MARKETS DOMESTIC DEBT FUND, INC.
MORGAN STANLEY INDIA INVESTMENT FUND, INC.

c/o Morgan Stanley Investment Management
1585 Broadway
New York, NY 10036

SUPPLEMENT TO PROXY STATEMENT DATED MAY 6, 2024,

FOR THE ANNUAL MEETINGS OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2024

This supplement, dated May 15, 2024 (the “Supplement”), supplements and amends the Definitive Proxy Statement on Schedule 14A filed by Morgan Stanley China A Share Fund, Inc. (“CAF”), Morgan Stanley India Investment Fund, Inc. (“IIF”), Morgan Stanley Emerging Markets Debt Fund, Inc. (“MSD”) and Morgan Stanley Emerging Markets Domestic Debt Fund, Inc. (“EDD”) (each, a “Fund” and, collectively, the “Funds”) with the U.S. Securities and Exchange Commission (the “SEC”) on May 6, 2024 (the “Joint Proxy Statement”) in connection with the Funds’ Annual Meetings of Stockholders to be held on June 25, 2024 (the “Meetings”). The information contained in this Supplement modifies or supersedes any inconsistent information contained in the Joint Proxy Statement. This Supplement does not provide all of the information that is important to your voting decisions at the Meetings, and the Joint Proxy Statement contains other important additional information. This Supplement should be read together with the Joint Proxy Statement. Except as specifically amended or supplemented by the information contained herein, all information set forth in the Joint Proxy Statement and Proxy Cards remains accurate and should be considered in voting your Shares. Capitalized terms have the same meaning as in the Joint Proxy Statement unless otherwise indicated.

This Supplement is being filed solely to clarify that the following individuals are nominated to serve as Class II Directors of CAF: Nancy C. Everett, Michael F. Klein and W. Allen Reed. Accordingly, the beginning of the section of the Joint Proxy Statement entitled “ELECTION OF DIRECTORS – (Proposal No. 1)” located on page 4 of the Joint Proxy Statement is hereby deleted and replaced with the following:

ELECTION OF DIRECTORS
(Proposal No. 1)

At the Meetings, Stockholders will be asked to consider and vote on the election of the nominees named below as Directors to hold office for a term stated below and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying Proxy Cards to vote, on behalf of the Stockholders, for the election of:

(i) each of Nancy C. Everett, Michael F. Klein and W. Allen Reed as a Class II Director for a term expiring in 2027, for all Funds except IIF;

(ii) Jakki L. Haussler as a Class I Director for a term expiring in 2026, for CAF; and

(iii) Patricia A. Maleski as a Class III Director for a term expiring in 2027, for IIF.

Pursuant to each Fund’s By-Laws, the terms of office of the Directors are staggered. The Board of each Fund is divided into three classes, designated Class I, Class II and Class III, with each class generally having a term of three years. Each year the term of one class expires. The Directors of each Fund and their designated Class are shown below.

	Class I	Class II	Class III
All Funds (except CAF and IIF)(1)	Frances L. Cashman Kathleen A. Dennis Patricia A. Maleski	Nancy C. Everett Michael F. Klein W. Allen Reed	Frank L. Bowman Eddie A. Grier Jakki L. Haussler Manuel H. Johnson
CAF(2)	Frances L. Cashman Jakki L. Haussler Patricia A. Maleski	Nancy C. Everett Michael F. Klein W. Allen Reed	Frank L. Bowman Eddie A. Grier Manuel H. Johnson
IIF(3)	Frances L. Cashman Jakki L. Haussler	Nancy C. Everett Eddie A. Grier	Patricia A. Maleski

(1)  Only the Directors currently in Class II are being considered for election at this Meeting with respect to all Funds except IIF and CAF.

(2)  Only Ms. Haussler is being considered for election at this Meeting with respect to Class I of CAF and the Directors currently in Class II are being considered for election at this Meeting with respect to Class II of CAF.

(3)  Only the Director currently in Class III is being considered for election at this Meeting with respect to IIF.

Pursuant to each Fund’s By-Laws, each Director holds office until the expiration of his or her term and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal as provided by statute or the applicable charter.

Additional information on how to vote your Shares, attend the Meetings, or change or revoke your proxy is contained in the Joint Proxy Statement.

If you have already returned your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote.

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